                                                                    Exhibit 1.1

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                             ATRIUM COMPANIES, INC.

                            (a Delaware corporation)

                                  $175,000,000
                   10 1/2% Senior Subordinated Notes due 2009


                               PURCHASE AGREEMENT


Dated: May 10, 1999

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

                                TABLE OF CONTENTS

                                                                        Page

PURCHASE AGREEMENT........................................................1

      SECTION 1.    Representations and Warranties by the Issuers.........3

               (a)  REPRESENTATIONS AND WARRANTIES........................3

                   (i)  Similar Offerings.................................3
                  (ii)  Offering Memorandum...............................4
                 (iii)  Independent Accountants...........................4
                  (iv)  Financial Statements..............................4
                   (v)  No Material Adverse Change in Business............4
                  (vi)  Good Standing of the Company......................5
                 (vii)  Good Standing of Subsidiaries.....................5
                (viii)  Guarantors........................................5
                  (ix)  Capitalization....................................6
                   (x)  Authorization of Agreement........................6
                  (xi)  Authorization of the Indenture....................6
                 (xii)  Authorization of the Registration Rights
                        Agreement.........................................6
                (xiii)  Authorization of the Securities...................7
                 (xiv)  Authorization of the Bank Amendment...............8
                  (xv)  Description of the Operative Documents
                        and the Credit Agreement..........................8
                 (xvi)  Absence of Defaults and Conflicts.................8
                (xvii)  Absence of Labor Dispute..........................9
               (xviii)  Absence of Proceedings............................9
                 (xix)  Possession of Intellectual Property...............9
                  (xx)  Absence of Further Requirements..................10
                 (xxi)  Possession of Licenses and Permits...............10
                (xxii)  Title to Property................................11
               (xxiii)  Environmental Laws...............................11
                (xxiv)  ERISA Compliance.................................12
                 (xxv)  Tax Returns......................................12
                (xxvi)  Insurance........................................12
               (xxvii)  Solvency.........................................13
              (xxviii)  Contracts........................................13
                (xxix)  Statistical Market-Related Data..................13

                                                                        Page

                 (xxx)  Compliance with Florida Act......................13
                (xxxi)  Investment Company Act...........................13
               (xxxii)  Rule 144A Eligibility............................13
              (xxxiii)  No General Solicitation..........................14
               (xxxiv)  No Registration Required.........................14
                (xxxv)  No Directed Selling Efforts......................14
               (b)  OFFICER'S CERTIFICATES...............................14

      SECTION 2.    Sale and Delivery to Initial Purchaser;
                    Closing..............................................14

               (a)  SECURITIES...........................................14

               (b)  PAYMENT..............................................14

               (c)  QUALIFIED INSTITUTIONAL BUYER........................15

               (d)  DENOMINATIONS; REGISTRATION..........................15

      SECTION 3.    Covenants of the Issuers.............................15

               (a)  OFFERING MEMORANDUM..................................15

               (b)  NOTICE AND EFFECT OF MATERIAL EVENTS.................15

               (c)  AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS.....16

               (d)  QUALIFICATION OF SECURITIES FOR OFFER AND SALE.......16

               (e)  RATING OF SECURITIES.................................17

               (f)  DTC..................................................17

               (g)  USE OF PROCEEDS......................................17

               (h)  RESTRICTION OF SALE OF SECURITIES....................17

               (i)  PORTAL DESIGNATION...................................17

               (j)  PERIODIC REPORTS.....................................17

      SECTION 4.    Payment of Expenses..................................17

               (a)  EXPENSES.............................................17

                                                                        Page

               (b)  TERMINATION OF AGREEMENT.............................18

      SECTION 5.    Conditions of Initial Purchaser's Obligations........18

               (a)  OPINIONS OF COUNSEL FOR ISSUERS......................18

               (b)  OPINION OF COUNSEL FOR INITIAL PURCHASER.............24

               (c)  OFFICERS' CERTIFICATE................................24

               (d)  ACCOUNTANTS' COMFORT LETTER..........................24

               (e)  BRING-DOWN COMFORT LETTER............................25

               (f)  MAINTENANCE OF RATING................................25

               (g)  PORTAL...............................................25

               (h)  INDENTURE............................................25

               (i)  REGISTRATION RIGHTS AGREEMENT........................25

               (j)  BANK AMENDMENT.......................................25

               (k)  HEAT ACQUISITION; JOINDER AGREEMENT..................25

               (l)  ADDITIONAL DOCUMENTS.................................26

               (m)  TERMINATION OF AGREEMENT.............................26

      SECTION 6.    Subsequent Offers and Resales of the
                    Securities...........................................26

               (a)  OFFER AND SALE PROCEDURES............................26

                   (i)  Offers and Sales Only to Qualified
                        Institutional Buyers or Non-U.S. Persons.........26
                  (ii)  No General Solicitation..........................26
                 (iii)  Purchases by Non-Bank Fiduciaries................26
                  (iv)  Subsequent Purchaser Notification................27
                   (v)  Minimum Principal Amount.........................27
                  (vi)  Restrictions on Transfer.........................27
                 (vii)  Delivery of Offering Memorandum..................27
               (b)  COVENANTS OF THE ISSUERS.............................27

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                                                                        Page

                   (i)  Due Diligence....................................27
                  (ii)  Integration......................................28
                 (iii)  Rule 144A Information............................28
                  (iv)  Restriction on Repurchases.......................28
               (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE
                   144A..................................................28

      SECTION 7.    Indemnification......................................29

               (a)  INDEMNIFICATION OF INITIAL PURCHASER.................29

               (b)  INDEMNIFICATION OF ISSUERS, DIRECTORS AND OFFICERS...30

               (c)  ACTIONS AGAINST PARTIES; NOTIFICATION................31

               (d)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE...31

      SECTION 8.    Contribution.........................................32

      SECTION 9.    Representations, Warranties and Agreements to
                    Survive Delivery.....................................33

      SECTION 10.   Termination of Agreement.............................33

               (a)  TERMINATION; GENERAL.................................33

               (b)  LIABILITIES..........................................34

      SECTION 11.   Notices..............................................34

      SECTION 12.   Parties..............................................34

      SECTION 13.   Information Supplied by the Initial Purchaser........35

      SECTION 13.   GOVERNING LAW AND TIME...............................35

      SECTION 14.   Effect of Heading....................................35

SCHEDULES

      Schedule A - List of Guarantors
      Schedule B - List of Subsidiaries

EXHIBIT A - Joinder Agreement

                             ATRIUM COMPANIES, INC.
                            (a Delaware corporation)

                                  $175,000,000
                   10 1/2% Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT

                                                                    May 10, 1999
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

            Each of Atrium Companies, Inc., a Delaware corporation (the "COMPANY"), and each of the Guarantors listed on SCHEDULE A hereto other than those marked with an asterisk (the "GUARANTORS" and, together with the Company, the "ISSUERS") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH" or the "INITIAL PURCHASER"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $175,000,000 of the Company's 10 1/2% Senior Subordinated Notes due 2009 (the "NOTES"), which Notes will be unconditionally and jointly and severally guaranteed (the "GUARANTEES" and, together with the Notes, the "SECURITIES") on a senior subordinated basis by each of the Guarantors; PROVIDED, HOWEVER, that each of Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc. are not executing this Agreement as of the date hereof, but upon consummation of the Acquisitions (as defined below), the Company agrees to cause such persons to execute an instrument in substantially the form attached hereto as EXHIBIT A (the "JOINDER Agreement") pursuant to which such persons will become a party to this Agreement as a Guarantor (it being understood that upon such persons becoming a party to this Agreement as a Guarantor, such persons shall be deemed to have acknowledged and agreed to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor as set forth herein and shall be deemed to have agreed to perform all obligations and duties required of a Guarantor as set forth herein). The Notes are to be issued pursuant to an indenture dated as of May 17, 1999 (the "INDENTURE") among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum referred to below. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC AGREEMENT"), among the Company, the Trustee and DTC.

            The Issuers understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("SUBSEQUENT PURCHASERS") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 ACT"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "COMMISSION")).

            The Issuers have prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated April 26, 1999 (the "PRELIMINARY OFFERING MEMORANDUM") and have prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated May 10, 1999 (the "FINAL OFFERING MEMORANDUM"), each for use by the Initial Purchaser in connection with its solicitation of, purchases of, or offering of, the Securities. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), which has been prepared and delivered by the Issuers to the Initial Purchaser in connection with their solicitation of, purchases of, or offering of, the Securities. The Issuers hereby confirm that they have authorized the use of the Offering Memorandum in connection with the offer and resale of the Securities by the Initial Purchaser.

            The holders of the Securities (including the Initial Purchaser and subsequent transferees) will be entitled to the benefits of the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated as of the Closing Time (as defined in Section 2(b) hereof), among the Company, the Guarantors and the Initial Purchaser, pursuant to which the Issuers will agree
(i) unless the Exchange Offer (as defined in the Registration Rights Agreement) would not be permitted by applicable law or Commission policy, to file, within 60 days of the Closing Time, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the 1933 Act and to use their best efforts to cause such registration statement to become effective within 180 days of the Closing Time and (ii) under certain circumstances set forth therein, to file with the Commission a shelf registration statement pursuant to Rule 415 under the 1933 Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Securities (as defined in the Registration Rights Agreement) by the Initial Purchaser pursuant to an exchange of the Securities for Private Exchange Securities, and to use its best efforts to cause such shelf registration statement to be declared effective.

            At the Closing Time (or, in the case of the Champagne Acquisition (as defined below), at or after the Closing Time), (i) the Issuers will enter into an amendment (the "BANK AMENDMENT") to the Credit Agreement, dated as of October 2, 1998, by and among the Company, D and W Holdings, Inc., the Guarantors party thereto, the Lenders party thereto from time to time, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, Syndication and Documentation Agent, and BankBoston, N.A., as Administrative Agent (as amended, the "CREDIT AGREEMENT"), permitting, among other things, the issuance of the Securities and the consummation of the Acquisitions (as defined below) and
(ii) the Company will acquire all of the outstanding capital stock of Heat, Inc. and H.I.G. Vinyl, Inc. (the "HEAT ACQUISITION") and Champagne Industries, Inc. (the "CHAMPAGNE ACQUISITION") and, together with the Heat Acquisition, the "ACQUISITIONS").

            This agreement (this "AGREEMENT" or the "PURCHASE AGREEMENT"), the Indenture, the Securities, the Exchange Securities, the Private Exchange Securities, the Registration Rights Agreement, the Bank Amendment and the DTC Agreement are referred to collectively as the "OPERATIVE DOCUMENTS."

            SECTION 1. REPRESENTATIONS AND WARRANTIES BY THE  ISSUERS.

            (a) REPRESENTATIONS AND WARRANTIES. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof (after giving effect to the Acquisitions and the Bank Amendment), and agrees with the Initial Purchaser, as follows:

             (i) SIMILAR OFFERINGS. Neither the Issuers nor any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

            (ii) OFFERING MEMORANDUM. The Preliminary Offering Memorandum as of its date did not, and the Final Offering Memorandum as of the date hereof does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum.

           (iii) INDEPENDENT ACCOUNTANTS. The accountants who audited the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the relevant Issuer and its respective subsidiaries within the meaning of Regulation S-X under the 1933 Act.

            (iv) FINANCIAL STATEMENTS. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the relevant Issuer and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the relevant Issuer and its consolidated subsidiaries for the periods specified; except as disclosed therein, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated historical financial data and the summary historical and pro forma financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

             (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material ad-verse change, in the financial condition or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "MATERIAL ADVERSE EFFECT"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

           (vii) GOOD STANDING OF SUBSIDIARIES. The entities listed on SCHEDULE B hereto are the only subsidiaries, direct or indirect, of the Company (each a "SUBSIDIARY," and collectively, the "Subsidiaries"). Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any security interest securing the Credit Agreement); none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

          (viii) GUARANTORS. Each Subsidiary which is or will be a guarantor or otherwise obligated under the Credit Agreement will be a Guarantor of the Notes and is listed on SCHEDULE A hereto. Each of the Guarantors has all requisite corporate power and authority to enter into and perform its respective obligations under the Operative Documents to which it is a party.

            (ix) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" in the Offering Memorandum and in the financial statements, including the notes thereto, included in the Offering Memorandum. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

             (x) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by each of the Issuers (other than Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.). The Joinder Agreement will be duly authorized, executed and delivered by each of Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and, if the Champagne Acquisition shall have been consummated on or prior to the Closing Time, Champagne Industries, Inc.

            (xi) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by each of the Issuers, and, at the Closing Time, will have been duly executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (xii) AUTHORIZATION OF THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement has been duly authorized by each of the Issuers, and, at the Closing Time, will have been duly executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by Federal and state securities laws.

          (xiii) AUTHORIZATION OF THE SECURITIES. The Notes, the Exchange Securities and the Private Exchange Securities, if any, have been duly authorized by the Company; the Guarantees have been duly authorized by each of the Guarantors and each of the Guarantors has all requisite corporate power and authority to execute, issue and deliver the Guarantees and to incur and perform its obligations provided for therein. At the Closing Time, the Notes will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. At the Closing Time, the Guarantees of each Guarantor will have been duly endorsed on the Notes by each such Guarantor and, when the Securities are authenticated, issued and delivered in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor as provided in this Agreement, upon such endorsement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated, issued, endorsed and delivered (assuming the due authorization, execution and delivery of the Indenture by the Trustee) in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

           (xiv) AUTHORIZATION OF THE BANK AMENDMENT. The Bank Amendment has been duly authorized by each of the Issuers (other than Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.), and, at the Closing Time, will have been duly executed and delivered by each of the Issuers (other than Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.).

            (xv) DESCRIPTION OF THE OPERATIVE DOCUMENTS AND THE CREDIT AGREEMENT. The Securities, the Exchange Securities, the Private Exchange Securities, if any, the Indenture, the Registration Rights Agreement and the Bank Amendment will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be substantially in the respective forms previously delivered to the Initial Purchaser. The Credit Agreement conforms in all material respects to the statements relating thereto contained in the Offering Memorandum.

           (xvi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which or any or them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Bank Amendment and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby or in connection with the Acquisitions and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by each of the Issuers with its respective obligations hereunder do not and will not, whether with or without the giving of notice or pas-sage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges or encumbrances that are cured prior to the Closing Time or that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right, pursuant to the express written provisions thereof, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

          (xvii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of any of the Issuers, is imminent, and none of the Issuers is aware of any existing or imminent labor disturbance by the employees of any of its or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

         (xviii) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or government agency or body, domestic or foreign, now pending, or, to the knowledge of any of the Issuers, threatened, against or affecting the Company or any of its Subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Issuers of their obligations under the Operative Documents. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

           (xix) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xx) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their obligations hereunder, in connection with the offering, issuance or sale of the Securities, the Exchange Securities or the Private Exchange Securities, for the performance by the Issuers of their respective obligations under the Operative Documents, or the consummation of the transactions contemplated hereby or thereby or for the due execution, delivery or performance by the Issuers of any of the Operative Documents, except as may be required (A) in connection with the registration of the Exchange Securities or the Private Exchange Securities under the 1933 Act or the qualification of the Indenture under the 1939 Act (as defined below), in each case pursuant to the Registration Rights Agreement or (B) pursuant to state securities or "blue sky" laws.

           (xxi) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxii) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or securing the Credit Agreement or
      (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xxiii) ENVIRONMENTAL LAWS. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation, or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, (D) there are no events or circum-stances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws and (E) neither the Company nor any of its Subsidiaries has assumed by contract or agreement any liabilities or obligations arising under any Environmental Law including, without limitation, any such liabilities or obligations with respect to formerly owned, leased or operated real property or facilities, or former divisions or subsidiaries.

          (xxiv) ERISA COMPLIANCE. Except as described in the Offering Memorandum, none of the Company nor any of its Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of its Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and its Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

           (xxv) TAX RETURNS. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP; and adequate charges, accruals and reserves have been provided for in the financial statements included in the Offering Memorandum in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxvi) INSURANCE. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

         (xxvii) SOLVENCY. Each of the Issuers is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to each Issuer, on a particular date, that on such date (A) the fair market value of the assets of each Issuer is greater than the total amount of its liabilities (including contingent liabilities) of such Issuer, (B) the present fair salable value of the assets of each Issuer is greater than the amount that will be required to pay its probable liabilities of such Issuer on its debts as they become absolute and mature, (C) each of the Issuers is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) each Issuer does not have unreasonably small capital.

        (xxviii) CONTRACTS. All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its Subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in a registration statement on Form S-1 under the 1933 Act that are not described or referred to in the Offering Memorandum, and the descriptions thereof or references thereto are correct and fairly and accurately summarize such agreements and instruments in all material respects.

          (xxix) STATISTICAL MARKET-RELATED DATA. The statistical and market-related data included in the Offering Memorandum are based on or derived from independent sources which the Issuers believe to be reliable in all material respects or represent the Issuers' good faith estimates.

           (xxx) COMPLIANCE WITH FLORIDA ACT. Each of the Company and its Subsidiaries has complied with, and is and will, at the Closing Time, be in compliance with, the provisions of Section 517.075 of the Florida statutes, relating to doing business with or in Cuba.

          (xxxi) INVESTMENT COMPANY ACT. None of the Issuers is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

         (xxxii) RULE 144A ELIGIBILITY. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

        (xxxiii) NO GENERAL SOLICITATION. None of the Issuers, any of their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

         (xxxiv) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchaser with the representations and warranties and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

          (xxxv) NO DIRECTED SELLING EFFORTS. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Issuers and their Affiliates and any person acting on their behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

            (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of any of the Issuers delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by each of the Issuers to the Initial Purchaser as to the matters covered thereby.

            SECTION 2. SALE AND DELIVERY TO INITIAL PURCHASER; CLOSING.

            (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes, at a purchase price of 95.996% of the principal amount thereof. Each of the Guarantors will issue its Guarantee at the time of issuance and sale of the Notes.

            (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Paul, Hastings, Janofsky & Walker LLP at 399 Park Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (eastern time) on the fifth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

            Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Securities to be purchased by it.

            (c) QUALIFIED INSTITUTIONAL BUYER. The Initial Purchaser represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "QUALIFIED INSTITUTIONAL BUYER").

            (d) DENOMINATIONS; REGISTRATION. Certificates representing the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time. The certificates representing the Notes shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

            SECTION 3. COVENANTS OF THE ISSUERS. Each of the Issuers, jointly and severally, covenants with the Initial Purchaser as follows:

            (a) OFFERING MEMORANDUM. The Issuers, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as the Initial Purchaser may reasonably request.

            (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Issuers will immediately notify the Initial Purchaser, and confirm such notice in writing, of
(x) any filing made by any Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any material changes, or any condition or event that has resulted or could reasonably be expected to result in a material change, in or affecting the financial condition or the earnings or business affairs of the Company and its Subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final

Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuers will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing, at the expense of the Issuers, to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading. The Issuers will furnish to the Initial Purchaser such number of copies of such amendment or supplement as the Initial Purchaser may reasonably request. The Company agrees to notify the Initial Purchaser in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in the second immediately preceding sentence of this paragraph (b), and the Initial Purchaser hereby agrees upon receipt of such notice from the Company to suspend use of the Offering Memorandum until the Issuers have amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

            (c) AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Issuers will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser (which consent shall not be unreasonably withheld). Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (d) QUALIFICATION OF SECURITIES FOR OFFER AND SALE. The Issuers will use their respective best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; PROVIDED, HOWEVER, that no Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Issuers shall promptly advise the Initial Purchaser of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

            (e) RATING OF SECURITIES. The Issuers shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("MOODY'S") to provide their respective credit ratings of the Securities.

            (f) DTC. The Issuers will cooperate with the Initial Purchaser and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

            (g) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

            (h) RESTRICTION OF SALE OF SECURITIES. During a period of 120 days from the date of the Final Offering Memorandum, the Issuers will not, without the prior written consent of the Initial Purchaser, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any contract or option to sell, grant any option, right, or warrant for the sale of, or otherwise dispose of or transfer, any other debt securities of any of the Issuers or securities of any of the Issuers that are convertible into, or exchangeable for, the Securities or such other debt securities, or, except as provided in the Registration Rights Agreement, file a registration statement under the 1933 Act with respect to the foregoing.

            (i) PORTAL DESIGNATION. The Issuers will use their respective best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

            (j) PERIODIC REPORTS. For so long as the Securities or Exchange Securities or Private Exchange Securities are outstanding, the Company will furnish to the Initial Purchaser copies of all documents, reports, forms and information required to be delivered to holders of Notes as set forth in the Indenture.

            SECTION 4. PAYMENT OF EXPENSES.

            (a) EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Issuers agree, jointly and severally, to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum and the Final Offering Memorandum (including financial statements and any schedules) and of each amendment or supplement thereto (but excluding the fees and disbursements of counsel to the Initial Purchaser in connection therewith), (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Registration Rights Agreement, the DTC Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (but excluding the fees and disbursements of counsel to the Initial Purchaser in connection therewith), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any charges of DTC in connection therewith (but excluding the fees and disbursements of counsel to the Initial Purchaser in connection therewith), (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities, (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules and to permit the Securities, the Exchange Securities and the Private Exchange Securities to be eligible for clearance through DTC, and (ix) all expenses (including travel expenses, provided that the costs of any chartered airplane shall be split evenly with the Initial Purchaser) of the Issuers in connection with any meetings with prospective investors in the Securities.

            (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Issuers, jointly and severally, shall reimburse the Initial Purchaser for all of their out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

            SECTION 5. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of any Issuer delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder and to the following further conditions:

            (a) OPINIONS OF COUNSEL FOR ISSUERS. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of each of Paul, Hastings, Janofsky & Walker LLP, Boyar, Simon & Miller, Sirotte and Permutte, and Morrison & Forrester, counsel for the Issuers, in the form and substance covering in total the items set forth below and otherwise reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser to the effect that:

             (1) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective state of incorporation, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum;

             (2) Each of the Issuers has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is a party;

             (3) Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

             (4) The authorized, issued and outstanding capital stock of the Company is as set forth in the caption entitled "Capitalization" under the column entitled "Actual" in the Offering Memorandum;

             (5) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as set forth in the Offering Memorandum, is owned by the Company, directly or through Subsidiaries, and in the case of each Subsidiary, (i) based solely on the results of a lien search by a third party search service at the Office of the Secretary of State of the state of incorporation of such Subsidiary and without any independent investigation of such counsel and (ii) assuming all of the issued and outstanding capital stock of such Subsidiary is in the possession of the Administrative Agent (as defined in the Credit Agreement) in the State of New York, on behalf of the Secured Parties (as defined in the Credit Agreement), pursuant to the Credit Agreement, is free and clear of any perfected security interest under the Uniform Commercial Code as in effect in the State of New York (except any security interest securing the Credit Agreement);

             (6) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any federal or relevant state court or governmental authority or agency is necessary or required for the execution and delivery by each of the Issuers of this Agreement, the Indenture, the Registration Rights Agreement, the Bank Amendment or the DTC Agreement or for the offering, issuance, sale and delivery of the Securities, the resale of the Securities by the Initial Purchaser in accordance with this Agreement, the issuance of the Exchange Securi-ties or the Private Exchange Securities, if any, or the performance by the Issuers of their obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except such as may be required (A) in connection with the registration under the 1933 Act of the Exchange Securities or the Private Exchange Securities, if any, under the Registration Rights Agreement, (B) in order to qualify the Indenture under the Trust Indenture Act and (C) by state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchaser (as to which such counsel need not express an opinion);

             (7) The issuance, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities, if any, the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Bank Amendment, the DTC Agreement and the Securities and the consummation of the transactions contemplated in the Operative Documents and in connection with the Acquisitions (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Issuers with their obligations under the Operative Documents will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Agreements or Instruments known to such counsel (which include, without limitation, all Agreements or Instruments publicly filed by the Company) (except for such conflicts, breaches, defaults or liens, charges or encumbrances that are cured prior to the Closing Time or that would not have a Material Adverse Effect) nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company or its Subsidiaries, (ii) any applicable law, statute, rule or regulation of the United States or the State of New York (except for such violations that would not have a Material Adverse Effect), or (iii) any judgment, order, writ or decree binding on the Company or any of its Subsidiaries and known to such counsel of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Guarantors or any of their respective properties, assets or operations;

             (8) The Securities, the Exchange Securities, the Private Exchange Securities, the Registration Rights Agreement, the Indenture and the Credit Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

             (9) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers (other than Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.);

            (10) The Joinder Agreement has been duly authorized, executed and delivered by each of Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and, if the Champagne Acquisition shall have been consummated on or prior to the Closing Time, Champagne
      Industries, Inc.;

            (11) The Indenture has been duly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

            (12) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) constitutes a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy;

            (13) The Notes are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and assuming the due authentication of the Notes by the Trustee) and delivered against payment of the purchase price therefor in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

            (14) The Guarantees are in the form contemplated by the Indenture and have been duly authorized and executed by each of the Guarantors and, when delivered by each of the Guarantors in accordance with the provisions of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and assuming the due authentication of the Notes by the Trustee), will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

            (15) The Exchange Securities and the Private Exchange Securities have been duly authorized by the Issuers and, when executed or endorsed, as applicable, by each of the Issuers and authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and assuming due authentication of the Exchange Securities and Private Exchange Securities by the Trustee) and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

            (16) The Bank Amendment has been duly authorized, executed and delivered by each of the Issuers (other than Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.);

            (17) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in a prospectus pursuant to the 1933 Act if the Notes were registered thereunder, except as set forth in the Offering Memorandum;

            (18) Assuming that the representations and warranties of the Initial Purchaser contained in Section 6 of this Agreement and the representations and warranties of the Company contained in Sections 1(a)(i) and 1(a)(xxxiii) of this Agreement are true, correct and complete, and assuming compliance by the Initial Purchaser with its covenants in Section 6 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser under, or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with, this Agreement to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act;

            (19) None of the Issuers is an "investment company" or required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

            (20) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchaser, officers and other representatives of the Company and its Subsidiaries and representatives of the independent certified public accountants of the Company and its Subsidiaries, at which conferences the contents of the Offering Memorandum and the business and affairs of the Company and its Subsidiaries were discussed, and although such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and only to the extent set forth in subclause (8) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Offering Memorandum).

            In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper on representations or certificates of responsible officers of the Issuers and certificates of public officials.

            References to the Offering Memorandum in this subsection (a) include any supplements thereto at or prior to the Closing Time.

            (b) OPINION OF COUNSEL FOR INITIAL PURCHASER. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchaser in form and substance reasonably satisfactory to the Initial Purchaser. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (c) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of an Executive Vice President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and the similar officials of each of the Guarantors, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) each of the Company and the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

            (d) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the Initial Purchaser shall have received from each of PricewaterhouseCoopers LLP and Arthur Andersen LLP, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

            (e) BRING-DOWN COMFORT LETTER. At the Closing Time, the Initial Purchaser shall have received from each of PricewaterhouseCoopers LLP and Arthur Andersen LLP, a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section as of the Closing Time, except that the specified dates referred to shall be dated not more than three business days prior to the Closing Time.

            (f) MAINTENANCE OF RATING. At the Closing Time, the Securities shall be rated at least BBB by Moody's Investors Service Inc. and B by Standard & Poor's Ratings Services, and the Issuers shall have delivered to the Initial Purchaser a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the other debt securities of any of the Issuers by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the other debt securities of any of the Issuers.

            (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

            (h) INDENTURE. Each of the Issuers and the Trustee shall have entered into the Indenture, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

            (i) REGISTRATION RIGHTS AGREEMENT. Each of the Issuers and the Initial Purchaser shall have entered into the Registration Rights Agreement, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

            (j) BANK AMENDMENT. Each of the Issuers and the requisite lenders under the Credit Agreement shall have entered into the Bank Amendment in form and substance reasonably satisfactory to the Initial Purchaser in order for the Issuers to execute, deliver and perform their obligations under the Securities and the Indenture and consummate the Acquisitions without any conflict or default under the Credit Agreement.

            (k) HEAT ACQUISITION; JOINDER AGREEMENT. The Heat Acquisition shall have been or shall simultaneously with the Closing Time be consummated in accordance with the terms described in the Offering Memorandum and the terms of the definitive agreements with respect thereto previously provided to the Initial Purchaser (as in effect at such time provided to the Initial Purchaser); each of Heat, Inc. and H.I.G. Vinyl, Inc. and their re-spective subsidiaries and, if the Champagne Acquisition shall have been consummated, Champagne Industries, Inc., shall have become parties to this Agreement as a Guarantor pursuant to the Joinder Agreement.

            (l) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

            (m) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9 and 14 shall survive any such termination and remain in full force and effect.

            SECTION 6. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

            (a) OFFER AND SALE PROCEDURES. The Initial Purchaser represents and agrees to observe the following procedures in connection with the offer and sale of the Securities:

             (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS OR NON-U.S. PERSONS. Offers and sales of the Securities shall only be made
      (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or (B) to non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sale of the Securities may be made in reliance upon Regulation S under the 1933 Act.

            (ii) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

           (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

            (iv) SUBSEQUENT PURCHASER NOTIFICATION. The Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or such affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person who the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

             (v) MINIMUM PRINCIPAL AMOUNT. No sale of the Notes to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Note will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Notes.

            (vi) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in Section Two of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to and in compliance with the terms hereof, the Initial Purchaser shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security occurring after such sale by the Initial Purchaser.

           (vii) DELIVERY OF OFFERING MEMORANDUM. The Initial Purchaser will deliver to each purchaser of the Securities from the Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

            (b) COVENANTS OF THE ISSUERS. Each of the Issuers, jointly and severally, covenant with the Initial Purchaser as follows:

            (i) DUE DILIGENCE. In connection with the original distribution of the Securities, the Issuers agree that, prior to any offer or resale of the Securities by the

      Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Issuers and their Subsidiaries. The Issuers also agree to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Issuers and their Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

            (ii) INTEGRATION. Each of the Issuers agrees that it will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of any of the Issuers of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
      Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

           (iii) RULE 144A INFORMATION. The Issuers agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, they will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Issuers furnish information to the Commission pursuant to
      Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "ADDITIONAL INFORMATION").

            (iv) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Securities, the Issuers will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

            (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. The Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, in each case only in accordance with Rule 903 of Regulation S, or another applicable exemption from the registration provisions of the 1933 Act or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchaser, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchaser, its affiliates and any person acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A) it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "SECURITIES ACT") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and
      (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S, Rule 144A under the Securities Act or another exemption from the registration requirements of the 1933 Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

            SECTION 7. INDEMNIFICATION.

            (a) INDEMNIFICATION OF INITIAL PURCHASER. The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Initial Purchaser in writing expressly for use in the Offering Memorandum (or any amendment thereto) and PROVIDED, FURTHER, that the Issuers will not be liable to the Initial Purchaser hereunder with respect to any such loss, liability, claim, damage or expense that resulted from the fact that the Initial Purchaser sold Securities to a person to whom the Initial Purchaser failed to send or give, at or prior to the Closing Time, a copy of the Final Offering Memorandum, as then amended or supplemented, if the Issuers have previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Initial Purchaser and the loss, liability, claim, damage or expense of the Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum that was corrected in the Final Offering Memorandum or, if applicable, amended or supplemented prior to the Closing Time.

            (b) INDEMNIFICATION OF ISSUERS, DIRECTORS AND OFFICERS. The Initial Purchaser agrees to indemnify and hold harmless the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum.

            (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            SECTION 8. CONTRIBUTION. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

            The relative fault of the Issuers on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            Each of the Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers.

            SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Issuers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser.

            SECTION 10. TERMINATION OF AGREEMENT.

            (a) TERMINATION; GENERAL. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings or business affairs of the Company and its Subsidiaries (including Heat, Inc. and H.I.G. Vinyl, Inc. and their respective subsidiaries and Champagne Industries, Inc.) considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9 and 14 shall survive such termination and remain in full force and effect.

            SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Scott Gutterman, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, Attention:
Michael E. Michetti, Esq.; notices to the Issuers shall be directed to the Company at 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, attention of Jeff Hull, with a copy to Paul, Hastings, Janofsky, & Walker LLP, 399 Park Avenue, New York, NY 10022, Attention: Joel Simon, Esq. and Marie Censoplano, Esq.

            SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

            SECTION 13. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth in the second paragraph, in the second sentence of the fourth paragraph, in the seventh and eighth paragraphs and in the second sentence in the tenth paragraph, in each case under the heading "Plan of Distribution" in the Offering Memorandum (in each case, to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for use in the Offering Memorandum for the purposes of Sections 1,7 and 8 hereof.

            SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 15. EFFECT OF HEADING. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [Signature Pages Follow]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser, the Company and the Guarantors in accordance with its terms.

                                          Very truly yours,

                                          ATRIUM COMPANIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          ATRIUM DOOR AND WINDOW COMPANY -
                                             WEST COAST


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          ATRIUM DOOR AND WINDOW COMPANY
                                             OF THE NORTHEAST


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          ATRIUM DOOR AND WINDOW COMPANY
                                             OF NEW YORK


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President

                                          ATRIUM DOOR AND WINDOW COMPANY
                                             OF ARIZONA


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          ATRIUM DOOR AND WINDOW COMPANY
                                             OF NEW ENGLAND


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          DOOR HOLDINGS, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          R.G. DARBY COMPANY, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          R.G. DARBY COMPANY, INC.- SOUTH


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President

                                          TOTAL TRIM, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          TOTAL TRIM, INC.- SOUTH


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          WING INDUSTRIES HOLDINGS, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President


                                          WING INDUSTRIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President

CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By: /s/ Scott P. Guetterman
    -------------------------------
    Name: Scott P. Guetterman
    Title: Vice President

                                   SCHEDULE A

GUARANTORS

Atrium Door and Window Company - West Coast
Atrium Door and Window Company of the Northeast
Atrium Door and Window Company of New York
Atrium Door and Window Company of Arizona
Atrium Door and Window Company of New England
Door Holdings, Inc.
R.G. Darby Company, Inc.
R.G. Darby Company, Inc.-South
Total Trim, Inc.
Total Trim, Inc.-South
Wing Industries Holdings, Inc.
Wing Industries, Inc.
Heat, Inc.(1)
H.I.G. Vinyl, Inc.*
Champagne Industries, Inc.*
Thermal Industries, Inc.*
Best Built, Inc.*


----------
(1) To become Guarantors pursuant to the Joinder Agreement.

                                   SCHEDULE B

SUBSIDIARIES

Atrium Door and Window Company - West Coast
Atrium Door and Window Company of the Northeast
Atrium Door and Window Company of New York
Atrium Door and Window Company of Arizona
Atrium Door and Window Company of New England
Door Holdings, Inc.
R.G. Darby Company, Inc.
R.G. Darby Company, Inc.-South
Total Trim, Inc.
Total Trim, Inc.-South
Wing Industries Holdings, Inc.
Wing Industries, Inc.
Heat, Inc.(2)
H.I.G. Vinyl, Inc.*
Champagne Industries, Inc.*
Thermal Industries, Inc.*
Best Built, Inc.*


----------
(2) To become Guarantors pursuant to the Joinder Agreement.

                                                                       EXHIBIT A

                             ATRIUM COMPANIES, INC.
                            (a Delaware corporation)

                                  $175,000,000
                   10 1/2% Senior Subordinated Notes due 2009

                                JOINDER AGREEMENT

                                                                  May [  ], 1999

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

            Reference is hereby made to that certain purchase agreement (the "PURCHASE AGREEMENT") dated as of May 10, 1999 among Atrium Companies, Inc., a Delaware corporation (the "COMPANY"), the guarantors named therein (the "GUARANTORS") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

            Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement, and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as a Guarantor as indicated by its signature below and to execute and deliver the Indenture and the Registration Rights Agreement and to deliver a notation of its Guarantee to be endorsed on each Note authenticated under the Indenture; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor in the Purchase Agreement; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Purchase Agreement. Each of the undersigned hereby makes as of the date hereof all of the representations and warranties of a Guarantor in the Purchase Agreement.

            The jurisdiction of incorporation of each of the undersigned is as set forth on ANNEX A hereto.

            THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.


                                          HEAT, INC.
                                          H.I.G. VINYL, INC.
                                          CHAMPAGNE INDUSTRIES, INC.
                                          THERMAL INDUSTRIES, INC.
                                          BEST BUILT, INC.


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By:
    --------------------------------
    Name:
    Title:

                                                                         ANNEX A

Subsidiary               State of Incorporation   States Where Qualified
----------               ----------------------   ----------------------
Heat, Inc.                     Delaware
H.I.G. Vinyl, Inc.             Delaware
Champagne Industries, Inc.     Colorado
Thermal Industries, Inc.       Delaware           Connecticut, Florida,
                                                  Georgia, Illinois,
                                                  Massachusetts, Michigan,
                                                  Missouri, New York, North
                                                  Carolina, Ohio,
                                                  Pennsylvania, Tennessee,
                                                  Virginia
Best Built, Inc.               Delaware           Washington